UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
 ☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1

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Item 1.01	Entry into a Material Definitive Agreement
     On September 20, 2007, Ixia (the “Company”) and MS LPC Malibu Property Holdings, LLC entered into an Office Lease dated as of September 14, 2007 (the “Lease”) pursuant to which the Company will continue to lease its current principal facilities, located in Calabasas, California and consisting of approximately 84,000 square feet, after its current lease of these facilities terminates.
     The Lease has a five-year term commencing on June 1, 2008. The Company has one option to extend the term of the Lease following its expiration on May 31, 2013 for an additional five-year period at the then current market rent. The Company also has certain rights of first offer and first refusal to lease additional adjacent space.
     The annual base rent under the Lease will range from approximately $2.6 million during the first year of the Lease term to approximately $2.9 million during the fifth year of the Lease term. The Company will also be responsible on a pass through basis for its proportionate share of any increases in operating expenses, taxes and facilities expenses over 2008-base year expense levels.
     The foregoing description of the Lease is qualified in its entirety by reference to the copy of the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Office Lease dated as of September 14, 2007 between MS LPC Malibu Property Holdings, LLC and the Company

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: September 25, 2007	By:	/s/ Errol Ginsberg
Errol Ginsberg
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease dated as of September 14, 2007 between MS LPC Malibu Property Holdings, LLC and the Company

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